EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR



We hereby consent to the incorporation by reference in this regis1ration statement on Form S-8 of CyPost Corporation of our report dated April 1, 2002 relating to the financial statements of CyPost Corporation appearing in the Annual Report on Form10-KSB of CyPost Corporation for the years ended December 31,2001 and 2000.




                                            Good Swartz Brown & Berns LLP


Los Angles, California
April. 24, 2002


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